Exhibit 99

Silicon Labs Reports First Quarter 2023 Results

IoT leader delivers in-line results and expands industry-leading Series 2 platform

AUSTIN, Texas – April 26, 2023 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported financial results for the first quarter, which ended April 1, 2023. Revenue met the mid-point of the guidance range at $247 million, up 6% year-on-year, driven in part by strength across our Bluetooth portfolio.

“The Silicon Labs team executed well in the first quarter, furthering our leadership position within IoT through deep customer and industry relationships,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “With a challenging macro backdrop, we are focused on driving operational efficiencies, supporting new customer ramps, and investing in the people and products that will allow us to outperform the market and capture the exciting growth potential ahead.”

First Quarter Financial Highlights

•	Revenue was $247 million, up 6% year-on-year
•	Industrial & Commercial revenue for the quarter was $151 million
•	Home & Life revenue for the quarter was $96 million
•	Gross margin was 62.3%

Results on a GAAP basis:

•	GAAP gross margin was 62.3%
•	GAAP R&D expenses were $89 million
•	GAAP SG&A expenses were $45 million
•	GAAP operating income as a percentage of revenue was 8%
•	GAAP diluted earnings per share were $0.41

Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:

•	Non-GAAP gross margin was 62.5%
•	Non-GAAP R&D expenses were $70 million
•	Non-GAAP SG&A expenses were $37 million
•	Non-GAAP operating income as a percentage of revenue was 19%

•	Non-GAAP diluted earnings per share were $1.12

Business Highlights

•	Announced general availability for our flagship FG25 sub-Ghz SoC. The FG25 is ideal for long-range, low-power communications, capable of broadcasting more than 1km with minimal data loss in dense, urban environments. With Wi-SUN certification, the FG25 also supports high data bandwidth of up to 3.6 Megabits per second, which is critical for enabling the large networks needed by smart cities where the nodes can number in the thousands.

•	Announced a new integrated circuit family designed for the smallest form factor IoT devices: the xG27 family of Bluetooth SoCs. The xG27 family offers IoT device designers the energy efficiency, high performance, security, and wireless connectivity ideal for tiny, battery-optimized devices like connected medical devices, wearables, asset monitoring tags, and smart sensors.

•	Silicon Labs announced the availability of its Pro Kit for Amazon Sidewalk, which has been developed to simplify the development process, reduce costs, and accelerate time to revenue for Amazon Sidewalk devices. As one of Amazon Sidewalk’s only three qualified hardware partners for developing Amazon Sidewalk devices, our Pro Kit provides all the necessary tools for developing high-volume, scalable IoT applications. It is also designed to support the development of wireless IoT-based devices on Bluetooth and sub-GHz wireless protocols for Amazon Sidewalk. The Pro Kit for Amazon Sidewalk was also recently awarded Embedded Computing Design's Best in Show Award at the Embedded World Conference in Nuremberg, Germany, in March.

•	Issued a notice of redemption on our outstanding 2025 convertible notes. Prior to the consummation of the redemption, the holders of the notes are entitled to convert such notes into shares of our common stock at a rate of 8.6081 shares per $1,000 principal amount of notes. We intend to settle the par value of the notes, $535M, in cash and any in-the-money value assignable to the notes in shares. The notes redemption process will be completed on June 20, 2023.

Business Outlook

The company expects second-quarter revenue to be between $238 to $248 million. The company also estimates the following results:

On a GAAP basis:

•	GAAP gross margin of approximately 60%
•	GAAP operating expenses of approximately $131 million
•	GAAP effective tax rate of approximately 34%
•	GAAP diluted earnings per share between $0.35 to $0.45

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:

•	Non-GAAP gross margin to be between 60% and 61%
•	Non-GAAP operating expenses of approximately $106 million
•	Non-GAAP effective tax rate of approximately 25%
•	Non-GAAP diluted earnings per share between $0.98 to $1.08

Earnings Webcast and Conference Call

Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at silabs.com/investors and make a replay available through May 26, 2023, online or by calling (877) 344-7529 (US) or (412) 317-0088 (international) and entering access code 6021433.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Revenues	$246,787	$233,814
Cost of revenues	92,927	78,042
Gross profit	153,860	155,772
Operating expenses:
Research and development	89,396	77,542
Selling, general and administrative	44,891	44,647
Operating expenses	134,287	122,189
Operating income	19,573	33,583
Other income (expense):
Interest income and other, net	4,836	1,499
Interest expense	(1,656)	(1,680)
Income before income taxes	22,753	33,402
Provision for income taxes	7,753	11,689
Equity-method earnings (loss)	(1,033)	1,194
Net income	$13,967	$22,907

Earnings per share:
Basic	$0.44	$0.60
Diluted	$0.41	$0.58

Weighted-average common shares outstanding:
Basic	31,959	38,003
Diluted	33,753	39,523

Non-GAAP Financial Measurements

In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.

The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended April 1, 2023
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$246,787

Gross profit	153,860	62.3%	$298	$--	$113	$154,271	62.5%

Research and development	89,396	36.2%	9,491	6,491	3,216	70,198	28.4%

Selling, general and administrative	44,891	18.2%	6,849	19	1,383	36,640	14.8%

Operating income	19,573	7.9%	16,638	6,510	4,712	47,433	19.2%

	Three Months Ended April 1, 2023
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs*	Equity-Method Investment Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Net income	$13,967	$16,638	$6,510	$4,712	$1,033	$(5,223)	$37,637

Diluted shares outstanding	33,753						33,753

Diluted earnings per share	$0.41						$1.12

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending July 1, 2023
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	60%	0.5%	60.5%

Operating expenses	$131	$(25)	$106

Effective tax rate	34%	(9)%	25%

Diluted earnings per share - low	$0.35	$0.63	$0.98

Diluted earnings per share - high	$0.45	$0.63	$1.08

** Non-GAAP adjustments include the following estimates: stock compensation expense of $17.7 million, intangible asset amortization of $6.4 million, termination costs of $1.6 million, and the associated tax impact from the aforementioned items.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	April 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$716,377	$499,915
Short-term investments	435,699	692,024
Accounts receivable, net	87,694	71,437
Inventories	133,236	100,417
Prepaid expenses and other current assets	87,734	97,570
Total current assets	1,460,740	1,461,363
Property and equipment, net	152,110	152,016
Goodwill	376,389	376,389
Other intangible assets, net	78,397	84,907
Other assets, net	93,812	94,753
Total assets	$2,161,448	$2,169,428

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$71,437	$89,860
Current portion of convertible debt, net	530,096	--
Deferred revenue and returns liability	11,258	6,780
Other current liabilities	80,540	89,136
Total current liabilities	693,331	185,776
Convertible debt, net	--	529,573
Other non-current liabilities	48,663	49,071
Total liabilities	741,994	764,420
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 31,997 and 31,994 shares issued and outstanding at April 1, 2023 and December 31, 2022, respectively	3	3
Retained earnings	1,425,914	1,415,693
Accumulated other comprehensive loss	(6,463)	(10,688)
Total stockholders’ equity	1,419,454	1,405,008
Total liabilities and stockholders’ equity	$2,161,448	$2,169,428

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Operating Activities
Net income	$13,967	$22,907
Adjustments to reconcile net income to cash provided by (used in) operating activities of continuing operations:
Depreciation of property and equipment	6,235	5,156
Amortization of other intangible assets	6,510	10,351
Amortization of debt issuance costs	523	496
Stock-based compensation expense	16,638	12,875
Equity-method earnings (loss)	1,033	(1,194)
Deferred income taxes	(2,670)	(4,202)
Changes in operating assets and liabilities:
Accounts receivable	(16,257)	19,080
Inventories	(32,794)	(6,215)
Prepaid expenses and other assets	11,530	1,704
Accounts payable	(12,966)	8,932
Other current liabilities and income taxes	(8,529)	8,345
Deferred revenue and returns liability	4,478	7,791
Other non-current liabilities	(978)	(817)
Net cash provided by (used in) operating activities of continuing operations	(13,280)	85,209

Investing Activities
Purchases of marketable securities	(66,113)	(435,690)
Sales of marketable securities	170,317	9,106
Maturities of marketable securities	157,734	213,750
Purchases of property and equipment	(7,657)	(4,554)
Net cash provided by (used in) investing activities of continuing operations	254,281	(217,388)

Financing Activities
Repurchases of common stock	(17,608)	(157,778)
Payment of taxes withheld for vested stock awards	(6,931)	(8,755)
Net cash used in financing activities of continuing operations	(24,539)	(166,533)

Discontinued Operations
Operating activities	--	(10,000)
Net cash used in discontinued operations	--	(10,000)

Increase (decrease) in cash and cash equivalents	216,462	(308,712)
Cash and cash equivalents at beginning of period	499,915	1,074,623
Cash and cash equivalents at end of period	$716,377	$765,911